AZZ Inc. to Review Accounting Methodology Resulting in a Delay of the Issuance of its Fiscal Year 2018 Third Quarter Form 10-Q. AZZ Inc. Updates Guidance for Fiscal 2018 Revenue and Earnings per Share.

January 9, 2018 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), (the “Company”), a global provider of metal coating services, welding solutions, specialty electrical equipment and highly engineered services, today announced upon the recommendation of the Company’s management and in consultation with the Company’s Audit Committee and the Company’s independent registered public accounting firm, BDO USA, LLP, on January 4, 2018 determined that the Company historically should have accounted differently for certain contracts within its Energy Segment. As disclosed in the Company’s 2017 Annual Report on Form 10-K, revenue was historically recognized for the Energy Segment upon transfer of title and risk to customers or based upon the percentage of completion method of accounting for electrical products built to customer specifications. The Company has determined that, in the case of contracts for which revenue was recorded upon contract completion and transfer of title, the Company instead should have applied the percentage of completion method. The FASB’s Accounting Standards Codification 605-35-25-92 notes that “the completed contract method may be used as an entity’s basic accounting policy in circumstances in which financial position and results of operations would not vary materially from those resulting from use of the percentage-of-completion method (for example, in circumstances in which an entity has primarily short-term contracts).” In general, the percentage-of-completion method results in a revenue recognition pattern over time as a project progresses as opposed to deferring revenues until project completion under the completed contract method.
As a result, the Company is currently reviewing whether its historical accounting for these contracts differs materially from the percentage-of-completion method and if there are any significant impacts to the Company’s audited consolidated financial statements for the fiscal years ended February 28, 2015 and 2017, and the fiscal year ended February 29, 2016, as contained in its 2017 Annual Report on Form 10-K and the previously issued unaudited financial statements contained in its Quarterly Reports on Form 10-Q for the quarters ended May 31, 2017 and August 31, 2017. The analysis is ongoing, and the Company cannot yet estimate when it will be completed. However, the Company is working diligently and expeditiously to complete the review and will provide any updates when and if they become available. Accordingly, the Company cannot yet conclude upon the materiality of any potential adjustments. As the review is ongoing, the Company is currently unable to file its Quarterly Report on Form 10-Q for the quarter ended November 30, 2017. The Company expects to file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission regarding the delayed filing.
Updates Guidance
Although the Company will not be filing its Quarterly Report on Form 10-Q for the quarter ended November 30, 2017, it is updating its current earnings per share guidance for its fiscal year 2018 in the range of $1.80 - $2.30 per share which, as noted below, includes an expected one-time tax benefit. The Company is also reaffirming its current revenue guidance of $825 to $885 million.

It should be noted that the Company currently anticipates a significant one-time, non-cash income tax benefit in the fourth quarter of fiscal year 2018 related to a potential decrease in the value of our net deferred tax liabilities as a result of the Tax Cuts and Jobs Act of 2017 (the “Act”) signed by the President of the United States in December 2017. In particular, the Act decreases the federal statutory income tax rate for corporations effective January 1, 2018 from 35% to 21%. The precise impact of the Act on our consolidated financial statements and related disclosures for fiscal 2018 and beyond cannot be determined with certainty at this time, in large part because Treasury Regulations related to the Act have not yet been issued, and we will continue to review the components of the Act and its related regulations and evaluate their impact to our consolidated financial statements and related disclosures for fiscal year 2018 and beyond.
Further, the Company believes that, without this anticipated benefit from the revaluation of the net deferred tax liabilities (or in the event this anticipated benefit is smaller than expected), the full year earnings per share would fall somewhat below the current guidance due to several market-based factors, including the effects of Hurricane Harvey on the U.S. refinery turnaround market, the recent cancellation of the Vogtle Bridge agreement related to ongoing work in the Plant Vogtle nuclear power plant, and the effects of a change in scope on a large China project for High Voltage Bus.
About AZZ Inc.
AZZ Inc. is a global provider of metal coating services, welding solutions, specialty electrical equipment and highly engineered services to the markets of power generation, transmission, distribution and industrial in protecting metal and electrical systems used to build and enhance the world’s infrastructure. AZZ Metal Coatings is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Energy is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.
Safe Harbor Statement
Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the political stability and economic conditions of the various markets that AZZ serves, foreign and domestic, customer requested delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management and employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2017 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:	Paul Fehlman, Senior Vice President - Finance and CFO
AZZ Inc. 817-810-0095
Internet: www.azz.com

Lytham Partners 602-889-9700
Joe Dorame, Robert Blum or Joe Diaz
Internet: www.lythampartners.com